POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Hope Katz, Josh Cash and Tora Neil, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1. Prepare, execute, and submit on behalf of the undersigned any and all filings with the U.S. Securities and Exchange Commission (the "SEC") required under the updates in the EDGAR system ("EDGAR Next"), including but not limited to enrollment, a Form ID, if needed to the extent the undersigned cannot produce his or her current EDGAR codes, password or passphrase, and any related documentation necessary for and to generate a new Login.gov and obtain new EDGAR access codes;

2. Act as the undersigned's authorized representative for purposes of enrollment in EDGAR Next, including designation as an account administrator and management of access credentials;

3. Execute and deliver any documents, certifications, or authorizations required by the SEC or its electronic filing system in connection with the foregoing;

4. Take any other action of any type whatsoever in connection with the foregoing to obtain and maintain any and all information in order to establish and maintain account formation on behalf of the undersigned in the EDGAR Next system that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned.

5. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of HURON CONSULTING GROUP INC. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

6. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such documents required for EDGAR Next and Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms 3, 4 or 5, with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

7. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present.

8. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Hugh E. Sawyer

STATE OF ILLINOIS

COUNTY OF COOK

Sworn to and subscribed before me on this 21st day of July 2025 by Hugh E. Sawyer, who is personally known to me.

Notary Public

Print Name: Victoria Crocker Neil

Seal:

OFFICIAL SEAL
VICTORIA CROCKER NEIL
Notary Public, State of Illinois
Commission No. 992939
My Commission Expires
June 28, 2028